Exhibit (8)(d)(iii)

                          JANUARY 31, 2001 AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
        VAN ECK WORLDWIDE INSURANCE TRUST, VAN ECK ASSOCIATES CORPORATION
                  AND CONSECO VARIABLE INSURANCE COMPANY, INC.

     For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the February 29, 2000 Fund Participation Agreement among Van Eck Worldwide Insurance Trust, Van Eck Associates Corporation and Conseco Variable Insurance Company as follows:

1. Schedule A thereto is hereby modified by adding one new segregated asset account of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Annuity Account I
-Conseco Variable Account L

2.   All other terms of the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, February 8, 2001.

                                                VAN ECK WORLDWIDE INSURANCE
                                                TRUST
                                                By:  /s/ Keith A. Fletcher
                                                     ---------------------------
                                                Name:  Keith A. Fletcher
                                                Title:  Executive Vice President

                                                VAN ECK ASSOCIATES
                                                CORPORATION

                                                By:  /s/ Keith A. Fletcher
                                                     ---------------------------
                                                Name:  Keith A. Fletcher
                                                Title: Executive Vice President

                                                CONSECO VARIABLE INSURANCE
                                                COMPANY

                                                By:  /s/ Lisa Nordhoff
                                                     ---------------------------
                                                Lisa Nordhoff
                                                Vice President

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